UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2016, Michael J. Heid, was elected to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association). The Board has not yet determined the committees on which Mr. Heid will serve.
Mr. Heid, age 59, served as Executive Vice President (Home Lending) of Wells Fargo & Company (together with its affiliates, “Wells Fargo”), from 1997 to January 2016. He served in a number of positions at Wells Fargo Home Mortgage, the mortgage banking division of Wells Fargo, including as president from 2011 to September 2015, as co-president from 2004 to 2011, and earlier as chief financial officer and head of Loan Servicing. Mr. Heid was employed by Wells Fargo or its predecessors since 1988.
Mr. Heid will be paid compensation as a director as described in the Current Report on Form 8-K filed by Fannie Mae on December 24, 2008, which description is incorporated herein by reference. Fannie Mae is entering into an indemnification agreement with Mr. Heid, the form of which was filed as Exhibit 10.15 to Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 26, 2009.
While no part of Mr. Heid’s compensation from Wells Fargo in 2015 was tied specifically to Wells Fargo’s business with Fannie Mae, the business activities between the companies may have had an indirect impact on his compensation. Mr. Heid holds stock in Wells Fargo & Company. He has restricted stock units and performance share awards that will vest in 2017 and 2018. The number of shares of Wells Fargo common stock he will receive in respect of the performance share awards will be determined based on Wells Fargo’s corporate performance over a three-year period.
We regularly enter into a variety of transactions with Wells Fargo in the ordinary course of business. Wells Fargo was our largest single family customer in 2015, accounting for approximately $63.7 billion in loan deliveries, or approximately 13% of our single-family business volume. As of December 31, 2015, Wells Fargo serviced approximately $485 billion in Fannie Mae single-family loans. A subsidiary of Wells Fargo was our largest multifamily customer in 2015. In our capital markets business, in 2015 we engaged in derivatives and mortgage-backed securities transactions with Wells Fargo, and Wells Fargo served as a dealer for our debt securities offerings.
Based on its review of the relevant facts and circumstances, our Board determined that Mr. Heid serves as an independent director. Mr. Heid has agreed to recuse himself from discussing and acting upon matters directly relating to Wells Fargo that may be considered by Fannie Mae’s Board or its committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Timothy J. Mayopoulos
Timothy J. Mayopoulos
President and Chief Executive Officer
Date: May 19, 2016